AMENDMENT TO SUB-ADVISORY AGREEMENT
                                     between
                      COVA INVESTMENT ADVISORY CORPORATION,
                                LORD ABBETT & CO.
                                       and
                                COVA SERIES TRUST


WHEREAS, COVA INVESTMENT ADVISORY CORPORATION (the "Advisor"), LORD ABBETT & CO. (the "Sub-Advisor") and COVA SERIES TRUST (the "Trust") entered into a Sub-Advisory Agreement dated April 1, 1996 (the "Agreement") with respect to the Bond Debenture Portfolio;

WHEREAS, said Agreement provides that it may be amended by agreement of all the parties thereto;

NOW THEREFORE,

     Pursuant to Section 8 of the Agreement, said Agreement is hereby amended as follows:

     The Sub-Advisor is hereby retained by the Advisor to manage the investment and reinvestment of the assets of the following Sub-Trusts which shall be established under the Trust effective May 1, 1997 in accordance with the terms of the Agreement, as amended:

Mid-Cap Value Sub-Trust
Large Cap Research Sub-Trust
Developing  Growth Sub-Trust
Lord Abbett Growth and Income Sub-Trust.

     Exhibit A is amended with the addition of the compensation rates for the new portfolios as set forth in the Revised Exhibit A attached hereto.

     WITNESS the due execution hereof effective this 1st day of May, 1997.


                                                     COVA INVESTMENT
                                                     ADVISORY CORPORATION
Attest:

__________________________                 By:  /S/ JEFFERY K. HOELZEL
                                              -------------------------


                                                     LORD ABBETT & CO.
Attest:

__________________________                  By: signature illegible
                                               -------------------------


                                                     COVA SERIES TRUST
Attest:

__________________________                  By: /S/ JEFFERY K. HOELZEL
                                                -----------------------




                                     REVISED
                                    EXHIBIT A


                                COVA SERIES TRUST

                            SUB-ADVISORY COMPENSATION


For all services rendered by Sub-Advisor hereunder, Advisor shall pay to Sub-Advisor and Sub-Advisor agrees to accept as full compensation for all services rendered hereunder, fees at the end of each calendar month equal to a percentage of the average daily net assets of the Sub-Trusts as follows:

         Portfolio                                           % Per Annum

         Bond Debenture Portfolio                             .50 of 1%

         Mid-Cap Value Portfolio                              .75 of 1%

         Large Cap Research Portfolio                         .75 of 1%

         Developing Growth Portfolio                          .65 of 1%

         Lord Abbett Growth and Income Portfolio              .40 of 1%